UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2010
DUNCAN ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-33266 (Commission File Number)	20-5639997 (IRS Employer Identification No.)

1100 Louisiana St., 10th Floor, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Amendment to DEP-EPO Loan Agreement
          On June 1, 2010, Duncan Energy Partners L.P. (the “Partnership”), as borrower, entered into a loan agreement with Enterprise Products Operating LLC (“EPO”), as lender (the “Loan Agreement”), pursuant to which the Partnership may borrow up to $200 million. EPO is a wholly owned subsidiary of Enterprise Products Partners L.P. and beneficially owns 100% of DEP Holdings, LLC, which is our general partner.
          On August 20, 2010, the Partnership and EPO executed the First Amendment to the Loan Agreement (the “Amendment”), extending the maturity date under the Loan Agreement from September 28, 2010 to December 31, 2010. The Amendment provides that the Partnership must repay the principal balance of the loan (together with accrued and unpaid interest and any other amounts outstanding) under the amended Loan Agreement on the earliest of: (i) December 31, 2010; (ii) the date on which maturity may have been accelerated in accordance with the Loan Agreement; or (iii) the date on which EPO’s commitment is terminated in accordance with the Loan Agreement. All other terms and conditions of the Loan Agreement remain unchanged. As of August 19, 2010, there were $75 million in borrowings outstanding under the Loan Agreement. A copy of the Amendment is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Loan Agreement, dated August 20, 2010, between Enterprise Products Operating LLC, as lender, and Duncan Energy Partners L.P., as borrower.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNCAN ENERGY PARTNERS L.P.
(A Delaware Limited Partnership)

	By:	DEP Holdings, LLC,
as General Partner

Date: August 23, 2010	By:	/s/ Michael J. Knesek

Michael J. Knesek
Senior Vice President, Controller and Principal Accounting Officer of the General Partner

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Loan Agreement, dated August 20, 2010, between Enterprise Products Operating LLC, as lender, and Duncan Energy Partners L.P., as borrower.